Exhibit 99.1

MP Materials Announces Pricing of $600 Million Green Convertible Senior Notes Offering

MOUNTAIN PASS, Calif., March 23, 2021 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”) today announced the pricing of an offering of $600 million principal amount of its 0.25% Green Convertible Senior Notes due 2026 (the “notes”) through a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). MP Materials has also granted the initial purchasers an option to purchase, exercisable within the 30-day period immediately following the pricing date of the offering, up to an additional $90 million principal amount of notes. The offering is expected to close on March 26, 2021, subject to customary closing conditions.

The notes will be senior unsecured obligations of MP Materials, and interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2021. The notes will mature on April 1, 2026, unless earlier converted, redeemed or repurchased. MP Materials may redeem for cash all or any portion of the notes, at MP Materials’ option, on or after April 5, 2024, if the last reported sale price of MP Materials’ common stock (the “common stock”) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest.

The notes will be convertible into cash, shares of common stock or a combination of cash and shares of common stock at MP Materials’ election at an initial conversion rate of 22.5861 shares of common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $44.28 per share. The initial conversion price of the notes represents a premium of approximately 26.5% over the $35.00 per share public offering price in a concurrent public secondary stock offering also announced today.

Prior to the close of business on the business day immediately preceding January 1, 2026, the notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the business day immediately preceding the maturity date, the notes will be convertible at the option of the holders at any time regardless of these conditions. If MP Materials undergoes a fundamental change (as defined in the indenture governing the notes), holders may require MP Materials to purchase for cash all or part of their notes at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur or if the notes are subject to redemption, MP Materials will, in certain circumstances, increase the conversion rate for any notes converted in connection with such make-whole fundamental change or such redemption.

MP Materials estimates that the net proceeds from the offering will be approximately $584.5 million (or approximately $672.2 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting discounts, commissions and estimated offering expenses. MP Materials intends to allocate an amount equal to the net proceeds from the offering of the notes to existing or future investments in, or the financing or refinancing of, eligible “green projects” of MP Materials. Eligible green projects are intended to reduce the Company’s environmental impact and/or enable the production of low-carbon technologies. MP Materials aims to achieve a level of allocation for eligible green projects which matches the amount of such net proceeds. Pending such allocation of the net proceeds to eligible green projects, MP Materials intends to use the net proceeds from the offering of the notes for general corporate purposes.

The notes and the shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and may not be offered or sold in the United States without registration under, or an applicable exemption from, the registration requirements. This press release is not an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. It is issued pursuant to Rule 135c under the Securities Act.

About MP Materials

MP Materials Corp. (NYSE: MP) is the largest producer of rare earth materials in the Western Hemisphere. With over 300 employees, the Company owns and operates Mountain Pass, an iconic American industrial asset, which is the only rare earth mining and processing site of scale in the Western Hemisphere and currently produces approximately 15% of global rare earth content. Separated rare earth elements are critical inputs for the magnets that enable the mobility of electric vehicles, drones, defense systems, wind turbines, robotics and many other high-growth, advanced technologies. MP Materials’ integrated operations at Mountain Pass uniquely combine low production costs with best-in-class environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, expectations regarding the proposed notes offering and the use of proceeds therefrom. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MP Materials’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MP Materials. These forward-looking statements are subject to a number of risks and uncertainties, including: risks related to the proposed notes offering, including the effect of the capital markets on the offering and our ability to satisfy the closing conditions to the offering; unanticipated costs or delays associated with our Stage II optimization project; uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd., an affiliate of Shenghe Resources Holding Co., Ltd., a global rare earth company listed on the Shanghai Stock Exchange; the ability to convert current commercial discussions with customers for the sale of rare earth oxide products into contracts; potential changes in China’s political environment and policies; fluctuations in demand for, and prices of, rare earth minerals and products; uncertainties relating to the COVID-19 pandemic; the intense competition within the rare earths mining and processing industry; uncertainties regarding the growth of existing and emerging uses for rare earth products; potential power shortages at the Mountain Pass facility; increasing costs or limited access to raw materials that may adversely affect our profitability; fluctuations in transportation costs or disruptions in transportation services; inability to meet individual customer specifications; diminished access to water; uncertainty in our estimates of rare earth oxide reserves; uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential; risks associated with work stoppages; a shortage of skilled technicians and engineers; loss of key personnel; risks associated with the inherent dangers involved in mining activity; risks associated with events outside of our control, such as natural disasters, wars or health epidemics or pandemics; risks related to technology systems and security breaches; risks associated with our intellectual property rights; ability to compete with substitutions for rare earth minerals; ability to maintain satisfactory labor relations; risks relating to extensive and costly environmental regulatory requirements; and those risk factors discussed in MP Materials’ Annual Report on Form 10-K filed on March 22, 2021 under the heading “Risk Factors” and other documents filed by MP Materials with the SEC. There may be additional risks that MP Materials does not presently know or that MP Materials currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MP Materials’ expectations, plans or forecasts of future events and views as of the date of this press release. MP Materials anticipates that subsequent events and developments will cause MP Materials’ assessments to change. However, while MP Materials may elect to update these forward looking statements at some point in the future, MP Materials specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing MP Materials’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

CONTACTS

Investors: Martin Sheehan IR@mpmaterials.com	Media: Matt Sloustcher media@mpmaterials.com

Source: MP Materials Corp.

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